MCGLADREY & PULLEN, LLP
                  Certified Public Accountants and Consultants



                         CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the use of our report dated April 25, 1997 on the financial statements of Templeton Americas Government Securities Fund, Templeton Global Infrastructure Fund, Templeton Growth and Income Fund, Templeton Greater European Fund and Templeton Latin America Fund, series of Templeton Global Investment Trust, referred to therein, which appear in the 1997 Annual Reports to Shareholders and which are incorporated herein by reference, in Post-Effective Amendment No. 11 to the Registration Statement on Form N-1A, File No. 33-73244 as filed with the Securities and Exchange Commission.

         We also consent to the reference to our firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "Independent Accountants".



/s/ McGladrey & Pullen, LLP


New York, New York
July 15, 1997